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                                                                    Exhibit 21.1



                         SUBSIDIARIES OF THE REGISTRANT


Subsidiaries                                        Jurisdiction of Operation
------------                                        -------------------------

Endurance Specialty Insurance Ltd.                  Bermuda

Endurance U.S. Holding Corp.                        United States

Endurance Reinsurance Corporation of America        United States

Endurance Worldwide Holdings Limited                United Kingdom

Endurance Worldwide Insurance Limited               United Kingdom